UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2007
Date of Report (Date of earliest event reported)

EVER-GLORY INTERNATIONAL GROUP LIMITED
(Exact name of registrant as specified in its charter)

Florida	0-28806	65-0420146
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

100 North Barranca Avenue, #810 West Covina, CA 91791
(Address of principal executive offices)

Registrant’s telephone number, including area code: (626) 839-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 20, 2007, Ever-Glory International Group Limited (the “Company”) amended its Articles of Incorporation to effect a 10-to-1 reverse stock split and a proportional decrease of its authorized number of shares of common stock (“Amendment”) with the Department of State of Florida (“Department”).  A copy of the Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K.

Pursuant to the Amendment, each ten (10) shares of common stock, par value $0.0001 per share (“Old Common Stock”), of the Company issued and outstanding immediately prior to the record date of November 20, 2007 was automatically reclassified as and converted into one (1) share of common stock, par value $0.001 per share (“New Common Stock”), of the Company.  Further, the total number of authorized shares of common stock of the Company was decreased from 500,000,000 to 50,000,000 shares.

Item 9.01                          Financial Statements and Exhibits.

Exhibit	Description
3.1	Articles of Amendment as filed with the Department of State of Florida, effective November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP LIMITED
(Registrant)

Date: November 28, 2007	/s/ Kang Yi Hua
Name: Kang Yi Hua
Title: Chief Executive Officer